                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant / /
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                               SEDONA CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               SEDONA Corporation

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held August 22, 2003


To the Shareholders of
SEDONA Corporation:

         The Annual Meeting of Shareholders of SEDONA Corporation, a Pennsylvania corporation (the "Company"), will be held at The Valley Forge Scanticon Hotel & Convention Center (at the Radisson/Valley Forge Convention Center Complex), 1210 First Avenue, King of Prussia, PA 19406, on Friday, August 22, 2003 at 11:00 AM (Local Time), for the following purposes, as described in the Proxy Statement accompanying this Notice:

         1.   To elect seven (7) directors to serve for the ensuing year; and

         2. To increase the authorized number of shares of common stock from one hundred million to one hundred twenty-five million.

         3. To transact such other business as may properly come before the meeting.

         The Board of Directors has no knowledge of any other business to be presented or transacted at the Meeting.

         Only Shareholders of record on May 30, 2003 are entitled to notice of and to vote at the Meeting. Further information as to the matters to be considered and acted upon at the Meeting can be found in the accompanying Proxy Statement.

                                            By Order of the Board of Directors,

                                            ANITA M. PRIMO
                                            Secretary

July 18, 2003


YOU ARE CORDIALLY INVITED AND URGED TO ATTEND THE ANNUAL MEETING IN PERSON. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                               SEDONA Corporation
                       1003 West 9th Avenue, Second Floor
                            King of Prussia, PA 19406
                            ________________________

                                 PROXY STATEMENT
                                       for
                         Annual Meeting of Shareholders
                           To be Held August 22, 2003
                             _______________________

         This Proxy Statement, the foregoing Notice of Annual Meeting and the enclosed Form of Proxy are being sent to Shareholders on or about July 18, 2003, in connection with the solicitation of proxies for use by the Board of Directors of SEDONA Corporation (the "Company"), at the Annual Meeting of Shareholders of the Company (the "Meeting") which will be held at The Valley Forge Scanticon Hotel & Convention Center (at the Radisson/Valley Forge Convention Center Complex), 1210 First Avenue, King of Prussia, PA 19406, on Friday, August 22, 2003 at 11:00 A.M. (Local Time), for the purposes set forth in the foregoing Notice of Annual Meeting, and at any and all adjournments or postponements thereof.

Record Date and Outstanding Stock

         The record date (the "Record Date") for determining those Shareholders entitled to notice of and to vote at the Meeting was May 30, 2003. As of the Record Date, the Company had outstanding 500,000 shares of Class A, Series A Preferred Stock, par value $2.00 per share ("Series A Preferred Stock"), 780 shares of Class A, Series F Convertible Preferred Stock, par value $2.00 per share ("Series F Preferred Stock"), 1,500 shares of Class A, Series H Convertible Preferred Stock, par value $2.00 per share ("Series H Preferred Stock") and 53,583,075 shares of Common Stock, par value $0.001 per share ("Common Stock").

Proxies

         Solicitation. Solicitation of proxies is being made by management at the direction of the Company's Board of Directors, without additional compensation, through the mail, in person or by internet. The cost will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses in so doing.

         Revocation. The execution of a proxy does not affect the right to vote in person at the Meeting. A proxy may be revoked by the person giving it at any time before it has been voted at the Meeting by submitting a later dated proxy or by giving written notice to the Secretary of the Company or by voting in person at the Meeting. Unless a proxy is revoked or there is a direction to abstain on one or more proposals, it will be voted on each proposal and, if a choice is made with respect to any matter to be acted upon, in accordance with such choice. If no choice is specified, the proxy will be voted as recommended by the Board of Directors. Any written notice of revocation or subsequent proxy should be delivered to:

                            SEDONA Corporation
                            1003 West 9th Avenue, Second Floor
                            King of Prussia, PA  19406
                            Attention:  Secretary

or hand delivered to the Secretary before the closing of the polls at the Meeting.

         Signatures in Certain Cases. If a Shareholder is a corporation, the enclosed proxy should be signed in the Shareholder's corporate name by an authorized officer and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy must be signed by a majority of them. If stock is registered in the name of a decedent, an executor or administrator should sign the proxy, and his or her title as such should follow the signature.

                               THE ANNUAL MEETING

Matters to be Considered

         The Meeting has been called to:

         (i) PROPOSAL 1 - elect seven (7) Directors to serve on the Company's Board of Directors;
         (ii) PROPOSAL 2 - increase the authorized number of shares of common stock from one hundred million to one hundred twenty-five million; and
         (iii) Transact such other business as may properly come before the Meeting.

Quorum and Voting

         The presence, in person or by proxy, of Shareholders entitled to cast a majority of the votes which all Shareholders are entitled to cast on each matter to be voted upon at the Meeting is necessary for a quorum. The favorable vote of a majority of the votes cast at the Meeting by the Series A Preferred Stock and the Common Stock, voting as a single class, is required for approval of all business which will come before the Meeting, except for the election of Directors, who will be elected by at least a plurality of the votes cast at the election.

         Under the Pennsylvania Business Corporation Law, if a Shareholder (including a nominee, broker or other record owner) either records the fact of abstention, in person or by proxy, or fails to vote in person and does not return a duly executed form of proxy, such action would not be considered a "vote cast," and would have no effect on the outcome of the vote with respect to voting matters. If a Shareholder returns a duly executed form of proxy but has made no specifications with respect to voting matters, the persons named as proxies intend (unless instructed otherwise by the Shareholder) to vote for each of the nominees for Director named in this Proxy Statement, and to use their discretion in any other matters that may properly come before the Meeting.

         Holders of Series A Preferred Stock and Common Stock of record at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented for Shareholder approval at the Meeting. Shareholders do not have the right to cumulate their votes for the election of Directors. Holders of Series F Preferred Stock and Series H Preferred Stock are not entitled to vote on the matters set forth herein.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 2003 with respect to:

         o Each person or group known to the Company who beneficially owns five percent or more of the outstanding shares of Common Stock;

         o    Each Director and Named Executive Officer; and

         o The Company's Executive Officers and Members of its Board of Directors as a group.

         Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. The business address of each person named in the table below is c/o SEDONA Corporation, 1003 West 9th Avenue, Second Floor, King of Prussia, Pennsylvania 19406.

         Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of the date of March 31, 2003 are deemed outstanding for the purpose of computing the percentage ownership of any person. These shares, however, are not considered outstanding when computing the percentage ownership of any other person.

      -----------------------------------------------------------------------------------------
             Name of Beneficial Owner       Amount and Nature of           Percent of Class
                                            Beneficial Ownership
      -----------------------------------------------------------------------------------------
          Marco A. Emrich                       1,344,392         (1)            2.49%
      -----------------------------------------------------------------------------------------
          Victoria V. Looney                       57,500         (1)              *
      -----------------------------------------------------------------------------------------
          Michael A. Mulshine                   2,097,765       (1,2)            3.86%
      -----------------------------------------------------------------------------------------
          Jack A. Pellicci                        242,868         (1)              *
      -----------------------------------------------------------------------------------------
          James C. Sargent                        387,443         (1)              *
      -----------------------------------------------------------------------------------------
          Robert M. Shapiro                       164,309         (1)              *
      -----------------------------------------------------------------------------------------
          David R. Vey                         29,337,420         (1)           37.41%
      -----------------------------------------------------------------------------------------
          James T. Womble                         137,324         (1)              *
      -----------------------------------------------------------------------------------------
        All Executive Officers and             33,769,021                       41.11%
        Directors as a group (8 persons)
      -----------------------------------------------------------------------------------------

         *    Less than 1% of the class.

      (1) Includes shares which the following Directors and Executive Officers have a right to acquire within 60 days of March 31, 2003, upon the exercise of outstanding options and warrants: Mr. Emrich - 352,096 options and 914,411 warrants; Mr. Mulshine - 286,080 options and 1,459,071 warrants; Mr. Sargent - 278,705 options; Mr. Pellicci - 186,544 options; Mr. Shapiro - 122,250 options; Mr. Vey - 2,674,640 warrants and 23,000,000 shares underlying convertible notes; and Mr. Womble - 116,000 options.

      (2) Mr. Mulshine retired as a Director and Corporate Secretary of the Company effective June 30,2003.

                                   PROPOSAL 1
                                   ----------
                              ELECTION OF DIRECTORS

         At the Meeting, the Shareholders will elect seven (7) Directors, each to hold office until the next Annual Meeting of Shareholders and until a successor has been elected and qualified.

         The Board of Directors has nominated for election the seven persons designated below as the Company's Directors, all of whom currently serve on the Board of Directors. All nominees have consented to be named and to serve if elected. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result another nominee is designated, the persons named in the enclosed proxy or their substitute will have discretionary authority to vote or to refrain from voting for the other nominee in accordance with their judgment. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of Marco A. Emrich, Victoria V. Looney, Jack A. Pellicci, James C. Sargent, Robert M. Shapiro, David R. Vey and James T. Womble.

        THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR

                                  Director
Nominee's Name           Age      Since      Position with the Company
--------------           ---      -----      -------------------------
David R. Vey             50       2003       Chairman of the Board and Director
Marco A. Emrich          51       1999       CEO, President, CFO and Director
Victoria V. Looney       45       2003       Director (1,2)
Jack A. Pellicci         65       1996       Director (1)
James C. Sargent         87       1992       Director (2)
Robert M. Shapiro        57       1998       Director (1,2)
James T. Womble          60       1999       Director
____________________

(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.

         The business experience, principal occupation and employment of the nominees for the previous five years have been as follows:

         David R. Vey has been Chairman of the Board since May 2003 and has been a Director of the Company since March 2003. Mr. Vey is President and founder of Vey Development, Inc. a privately held residential and commercial real estate development company, with primary real estate holdings in Louisiana and California since 1983. Mr. Vey holds a Bachelor of Arts, Landscape Architecture and a Bachelor of Science, Forest Management from Louisiana State University.

         Marco A. Emrich has been Chief Executive Officer, President and a Director of the Company since September 1999. He has also serves as the Company's Chief Financial Officer since December 2002. He has over 20 years of software industry experience. Most recently, he served as President and CEO of Cambridge-based e-commerce application service provider Empresa Inc. Prior to joining Empresa Inc., Mr. Emrich was President, CEO and Chairman of CenterLine Software, Inc., where he created and launched a web-based application that enables businesses to monitor, manage and report on network-centric or multi-tier distributed business applications. Prior to CenterLine, he held positions as Senior Director of Cincom Systems, Inc.'s Advanced Technology Group and Manager of NAS Information Network Technology Group at Digital Equipment Corporation. Mr. Emrich holds a Bachelor's degree in Electrical Engineering with specialization in Systems Engineering from Pontifical Catholic University of Rio De Janeiro, Brazil.

         Victoria V. Looney has been a Director of the Company since March 2003, filling the Board seat recently vacated by the resignation of R. Barry Borden. Ms. Looney is the President and Co-Founder of COPY.doc, LLC, a privately-held secure document management firm providing business services to corporate, government and law firm clients since 2001. Prior to founding COPY.doc, Ms. Looney was Vice President of Sales for GroupSystems.com, (1999-2001) and earlier held positions with IDCertify, as Vice President of Business Development, (1998-1999) Dakotah Direct (a unit of Genesis Teleserv Corporation) as its Vice President of Sales & Marketing (1997-1998), EDS, as Director, Global Development, Rosenbluth International as Vice President of Sales and CITICORP Information Management Services, as an Executive Sales Manager. Ms. Looney is a graduate of The School of International Service, College of Public and International Affairs, of the American University in Washington, DC where she received Baccalaureate in International Studies. Ms. Looney is a sister of Mr. Vey.

         Jack A. Pellicci, a Director of the Company since October 1996, and a Member of the Compensation Committee, is Group Vice President of Oracle Service Industries where he leads the Global Business Development Group. He is responsible for generating new business for six industries: Public Sector, Financial Services, Communications, Utilities, Health and Higher Education in over 140 countries. Prior to joining Oracle in 1992, Mr. Pellicci retired as a Brigadier General with 30 years in the U.S. Army, where he was the Commanding General of the Personnel Information Systems Command. Mr. Pellicci is a member of the Board of Directors of the Open Geospatial Consortium (OGC), a worldwide organization leading the initiative for interoperability of geospatial information and location based services. He also serves on the Board of Directors of eShare Communications, a leading provider of electronic Customer Relationship Management (eCRM) collaboration solutions. He is a graduate of the U.S. Military Academy at West Point with a Bachelor of Engineering degree, and received a Master of Mechanical Engineering degree from Georgia Institute of Technology. He is also a member of the Board of Directors of OGETA Services, the Fairfax County Chamber of Commerce and the United Services Organization (USO). He currently serves as a Corporate Fellow for the National Governors Association.

         James C. Sargent, a Director of the Company since January 1992, and currently Chairman of the Audit Committee, was Counsel to the law firm of Opton, Handler, Gottlieb, Fieler & Katz, and was counsel to Abel Noser Corporation, a member of the New York Stock Exchange. He was previously a partner and counsel to Whitman Breed Abbott & Morgan, LLP, now Winston and Strawn. He was New York Regional Administrator from 1955 to 1956, and Commissioner of the Securities and Exchange Commission from 1956 to 1960.

         Robert M. Shapiro, a Director of the Company since November 1998 and a Member of the Audit and Compensation Committees, is Vice President of Global Sales and Business Development for Autoweb.com, a major online automotive retailer. From 1995 to 1997 Mr. Shapiro was Senior Vice President of R. L. Polk & Company, a privately owned $400 million global information services company, where he directed worldwide marketing, product management, and business development activities for all software products sold to the transportation, insurance, finance, retail, fundraising, and publishing industries. Prior to joining R. L. Polk, Mr. Shapiro was Senior Vice President, Commercial Marketing for Prodigy, where he created the first commercially viable interactive service including product positioning and branding. He is noted as a pioneer in building online business-to-consumer commercial sites. Prior to joining Prodigy, Mr. Shapiro gained his early marketing and sales experience during seventeen years with IBM Corporation and Proctor & Gamble. Mr. Shapiro served on the Board of Directors of Blackburn Polk Marketing Services of Canada, and Carfax, USA. He received his BA degree from the University of San Diego.

         James T. Womble, a Director of the Company since April 1999, has been a Director of Acxiom Corporation since 1975, and is Division Leader of its Services Division. This Division has locations in Conway and Little Rock, Arkansas, Chicago, Atlanta, and Memphis and manages relationships around the world with Acxiom's clients in the credit card, retail banking and retail industries. Prior to joining Acxiom, Mr. Womble worked for IBM as a systems engineer and marketing representative. He received a degree in Civil Engineering from the University of Arkansas.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors held twelve (12) meetings in 2002. During 2002, each incumbent Director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period for which such incumbent was a Director, and (2) the total number of meetings held by all committees on which such incumbent served.

         The Board of Directors has a Compensation Committee, Audit Committee, Executive Committee, and a Nominating Committee. The Compensation Committee is responsible for developing and executing plans for the compensation of the Executive Officers, including the CEO of the Company. Additionally, the Compensation Committee has administered the SEDONA Corporation 2000 Incentive Stock Option Plan (the "2000 Plan"), including the determination, subject to the 2000 Plan's provisions, of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, the number of awards to be granted, the exercise price, vesting schedule, term, and all other conditions and terms of the awards to be granted. This committee met two times during 2002. The Audit Committee meets with the Company's independent auditors, to review the scope and results of auditing procedures and the Company's accounting procedures and controls and met four (4) times in 2002. The Executive Committee's scope of responsibilities has been expanded by the recent consolidation of the former Strategic Direction and Finance Committees into the Executive Committee. The Nominating Committee was formed by resolution of the Board of Directors in 1998.

                            COMPENSATION OF DIRECTORS

         Under the Company's 1992 Long-Term Incentive Plan, on the first business day of January 1998 and on the first business day of January in each succeeding year through January 2001, each of the Company's non-employee Directors received a grant of an option to purchase shares of Common Stock at the then-current fair market value, as determined in accordance with the 1992 Plan, as follows: an option to purchase 15,000 shares of Common Stock for service on the Company's Board of Directors during the preceding year, plus an option to purchase 2,500 shares of Common Stock for serving as the Chairman of the Board of Directors or Chairman of a committee of the Board during the preceding year. If, however, a Director became eligible for an option grant after the first regularly scheduled meeting of the Board during any calendar year, the Compensation Committee of the Board determined the size of such option grant by multiplying 15,000 shares (and/or 2,500 shares) by a fraction which was determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by six.

         In addition, under the terms of the 1992 Plan, any new Director elected to the Board of Directors was granted an option to purchase 25,000 shares of Common Stock at the then-current fair market value. The shares underlying these options were to vest at the rate of 5,000 shares per year for five years, commencing on the first anniversary date of election to the Board and on each subsequent anniversary thereafter.

         Further, commencing in 1998, on or before January 31 in each year, each of the Company's non-employee Directors would receive an annual retainer of $5,000 as cash compensation for his services as a Director for the preceding year. Also, each of the Company's non-employee Directors would receive $500 for attendance at each Board of Directors and committee meeting, with multiple meetings held on the same day to count as one. For services to the Board in 2001, Directors received Common Stock in lieu of cash compensation, as authorized by the Board in March 2002.

         Certain revisions to non-employee Director compensation were made in 2002. Under the Company's 2000 Incentive Stock Option Plan, each of the Company's non-employee Directors, on the first business day of January of 2002 and on the first business day of January in each succeeding year, shall receive as compensation for service to the Board of Directors, a grant of an option to purchase Common Stock, at the then current fair market value, as determined in accordance with the Plan, as follows: a 30,000 share option grant for service to the Board during the preceding year; plus, a 5,000 share option grant for serving as the Chairman of the Board or a committee of the Board during the preceding year. If, however, an Eligible Director shall become eligible for an option grant after the first regularly scheduled meeting to the Board during any calendar year, the Compensation Committee shall determine the size of such option grant by multiplying 30,000 shares (and/or 5,000 shares) by a fraction which is determined by dividing the number of regularly scheduled Board meetings remaining in the calendar year by four. The non-employee Directors were issued the following option grants in January 2003 for service to the Company's Board of Directors in 2002: Mr. Mulshine, 40,000 shares; Messrs. Pellicci and Sargent, 35,000 shares; Messrs. Shapiro and Womble, 30,000 shares.

         In addition, any new Director elected to the Board of Directors will be granted an option to purchase 50,000 shares of Common Stock, at the then current fair market value. The option was adjusted from 25,000 shares by action of the Board in March 2002. The shares underlying this option will vest at the rate of 10,000 shares per year for five years, on the anniversary date of the new Director's election to the Board. The following option grants of 50,000 shares were made in February and March 2003 to Ms. Victoria Looney and Mr. David Vey, respectively.

         If unexercised, each option shall expire on the tenth anniversary of the date of grant and shall vest and become fully exercisable upon grant, with the exception that the new Director options shall vest over five years. Once vested, options shall remain fully exercisable until the earlier of: (i) the expiration of their ten-year term; (ii) three years following the optionee's separation from Board of Directors service for any reason; or (iii) one year following the death of the optionee.

         In March 2002, the Board of Directors increased the annual retainer to be paid to each of the Company's non-employee Directors, beginning in January 2003 and thereafter, from $5,000 to $10,000 as cash compensation for such Director's services for the preceding year. At the same time, the Board increased the fee to be paid to each of the Company's non-employee Directors for attendance at Board and committee meetings for 2002 and thereafter from $500 to $750, with multiple meetings held on the same day to count as one. The amounts were subject to annual review and possible adjustment at the discretion of the Board. In addition, any Director's cash compensation obligations that may accrue would be paid in cash only if the Company is current in all of its cash obligations, or on a change of control, assuming that all current cash obligations had been met.

         By action of the Board of Directors on January 9, 2003, the non-employee Directors' annual retainer fee for services to the Board in 2002 was reduced to its prior level of $5,000, and the fees to be paid to non-employee Directors for each attendance at Board and committee meetings for 2002 and thereafter was reduced to its prior level of $500 per meeting.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain compensation information awarded to, earned by, or paid for services rendered to the Company and its subsidiaries in all capacities during the three years ended December 31, 2000, 2001 and 2002 for the Company's President and Chief Executive Officer and Vice President and Chief Financial Officer, who are the only Executive Officers whose salary and bonus for such years exceeded $100,000:

                                                                                               Long Term
                                                                                             Compensation
                                            Annual Compensation                                 Awards
                                            -------------------                              ------------
                                                                                              Securities
                                                                           Other Annual       Underlying        All Other
Name and Principal Position     Fiscal Year      Salary        Bonus       Compensation         Options       Compensation
---------------------------     -----------      ------        -----       ------------         -------       ------------

Marco A. Emrich............         2002        $191,682          $0            $0                     0            0
     President and Chief            2001         216,923      45,250             0               652,500            0
     Executive Officer              2000         225,000      94,877             0                     0            0

William K. Williams*.......         2002         106,250           0             0                     0            0
     Vice President and Chief       2001         114,500       4,000             0                90,000            0
        Financial Officer           2000         130,000      17,500             0                     0            0

____________________

*  Terminated as of December 6, 2002.



Stock Purchase Opportunities

         The following table sets forth information for each Named Executive Officer concerning individual grants of stock purchase opportunities made in fiscal year 2002.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                                   Percent of                                          Annual Rates of Stock
                                 Number of           Total                                                    Price
                                Securities          Options                                              Appreciation for
                                Underlying          Granted          Exercise or                          Option Term ($)
                                  Options         to Employees        Base Price       Expiration         ---------------
Name                            Granted (#)      in Fiscal 2002         ($/Sh)            Date            5%           10%
----                            -----------      --------------         ------            ----            --           ---
Marco A. Emrich                      0                 0                  0                0              0             0
William K. Williams                  0                 0                  0                0              0             0

Options Exercised and Unexercised

         The following table sets forth information for each Named Executive Officer concerning the exercise of options in fiscal year 2002 and the unexercised options held as of December 31, 2002.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUE

                                                                    Number of Securities               Value of Unexercised
                                                                   Underlying Unexercised                  In-the-Money
                                 Shares                                  Options at                         Options at
                               Acquired on         Value              December 31,2002                December 31, 2002 (1)
Name                            Exercise          Realized      Exercisable     Unexercisable     Exercisable      Unexercisable
----
Marco A. Emrich                      0               0           1,123,010         254,491              0                 0
William K. Williams                  0               0             190,000               0              0                 0

       (1) Market value of underlying securities is based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on December 31, 2002 ($0.16), net of the option/warrant exercise price.


                              EMPLOYMENT AGREEMENTS

On September 15, 1999, the Company entered into an employment agreement with Marco A. Emrich, its Chief Executive Officer and President. The agreement had a term of two years and three months. Pending renewal, Mr. Emrich continues to serve under the terms of this agreement with an annual base salary of $225,000. Mr. Emrich can also earn up to $100,000 annually in the form of cash bonus, subject to quarterly measurements. In addition, under the agreement, Mr. Emrich received 200,000 options and 175,000 warrants with a strike price of $2.25 that will vest on a monthly basis over four years. He also was granted 350,000 warrants with a strike price of $2.25 that will vest on a monthly basis over four years, and certain acceleration provisions based on stock price performance. In the event of "Change of Control" within 12 months there would have been a 33% acceleration of unvested options/warrants, and 50% acceleration after the first 12 months.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for recommending compensation policies with respect to of the Company's Executive Officers, and for making decisions about awards under the Company's stock-based compensation plans. Each member of the Compensation Committee is a "non-employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act"), and an "outside Director" within the meaning of Section 162(m) of the Internal Revenue Code. This report addresses SEDONA's compensation policies for 2002 as they affected the Chief Executive Officer and the Company's other Executive Officers, including the Named Executive Officers.

Compensation Policies

         The Compensation Committee's executive compensation policies are designed to provide competitive compensation opportunities, reward executives consistent with SEDONA's performance, recognize individual performance and responsibility, underscore the importance of Shareholder value creation, and assist SEDONA in attracting and retaining qualified executives. The principal elements of compensation employed by the Compensation Committee to meet these objectives are base salaries, annual cash incentives, and long-term stock-based incentives.

         All compensation decisions are determined following a review of many of the Company's achievements over the past year, the individual's contributions to the Company's success, any significant changes in role or responsibility, and the internal equity of compensation relationships.

         In general, the Compensation Committee intends that the overall total compensation opportunities provided to the Company's Executive Officers should reflect competitive compensation for executives with corresponding responsibilities in comparable firms providing similar products and services. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance, and the individual's performance in establishing the compensation opportunities for the Executive Officers. Total compensation opportunities for the Executive Officers are adjusted over time as necessary to meet this objective. Actual compensation earned by the Executive Officers reflects both their contributions to SEDONA's actual Shareholder value creation and the Company's actual financial performance.

         The competitiveness of the Company's total compensation program - including base salaries, annual cash incentives, and long-term stock-based incentives - is assessed by the Compensation Committee. Data for external comparisons may be drawn from a number of sources, including the publicly available disclosures of selected comparable firms with similar products and national compensation surveys of information technology firms of similar size as the Company.

         To present a reasonable comparison of the Company's performance versus the Company's peers, the Board of Directors has determined that it would employ two indexes in the Stock Performance Graph section of this report; (i) the Nasdaq-US Index, and (ii) the Nasdaq Computer & Data Processing Index, since there is no one index that exactly matches SEDONA's business. As the Company progresses with its business development plans, many of the firms in these indexes will be employed in the peer group to be used by the Compensation Committee to assess the external competitiveness of compensation levels.

         While the targeted total compensation levels for the Executive Officers are intended to be competitive, compensation paid in any particular year may be more or less than the average, depending upon the Company's actual performance.

         Shareholders should be aware that given the past year's performance of the Company, no cash bonuses or increases were distributed to the Company's Employees or Executive Officers. To the contrary, the Company's employees accepted 10% salary deferrals and the Chief Executive Officer's salary and compensation package will be reviewed and re-evaluated by the Compensation Committee. In addition, the Committee is considering new benchmarks and guidelines for performance that will be reviewed by the Committee to assure productivity and performance are equitably balanced. These are among several important topics under consideration and review by the newly constituted Compensation Committee.

Base Salary

Base salaries for all Executive Officers, including the Company's Chief Executive Officer, are reviewed by the Compensation Committee on an annual basis. In determining appropriate base salaries, the Compensation Committee considers external competitiveness, the roles and responsibilities of the individual, the internal equity of compensation relationships, and the contributions of the individual to the Company's success.

Annual Cash Incentive Opportunities

         The Compensation Committee believes that Executives should be rewarded for their contributions to the success and profitability of SEDONA and, as such, approves the annual cash incentive awards. Incentive awards are linked to the achievement of revenue and net income goals by SEDONA and/or specific business units, and the achievement by the Executives of certain assigned objectives. The individual objectives set for the Company's Executive Officers are generally objective in nature and include such goals as revenue, profit and budget objectives, and increased business unit productivity. The Compensation Committee believes that these arrangements tie the Executive's performance closely to key measures of the success of SEDONA or the Executive's business unit. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

Long-Term Stock-Based Incentives

         The Compensation Committee also believes that it is essential to link the interests of Executive and Shareholder together. As such, from time to time, the Compensation Committee grants stock options to Executive Officers and other employees under the Plan. In determining actual awards, the Compensation Committee considers the externally competitive market, the contributions of the individual to the Company's success, and the need to retain the individual over time. All Executive Officers, including the Chief Executive Officer, are eligible to participate in this program.

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Named Executive Officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Although no Named Executive Officer received compensation exceeding this limit in 2002, the Company has limited the number of shares of Common Stock subject to options, which may be granted, to the Company's employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its annual incentive awards as a performance-based plan, it will continue to monitor the impact of Section 162(m).


                                                     Respectfully submitted,

                                                     VICTORIA V. LOONEY
                                                     ------------------
                                                     Victoria V. Looney, Chair

                                                     JACK A. PELLICCI
                                                     ----------------
                                                     Jack A. Pellicci, Member

                                                     ROBERT M. SHAPIRO
                                                     -----------------
                                                     Robert M. Shapiro, Member


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee consists of Ms. Victoria V. Looney (Chairperson), and Mr. Jack A. Pellicci and Mr. Robert M. Shapiro. None of the Company's Executive Officers has served as a Director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, whose Executive Officers served as a Director of or member of the Company's Compensation Committee.

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Directors, Executive Officers and beneficial owners of more than 10% of the outstanding shares of the Company's Common Stock are required by Commission regulations to furnish SEDONA with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms received or written representations that no reports on Form 5 were required, we believe that for the year ended December 31, 2002, all of the Company's Directors, Executive Officers and greater than 10% beneficial owners complied with Section 16(a) filing requirements applicable to them. Except as provided in the paragraphs below, to our knowledge, based solely on review of the copies of such reports furnished to the Company, all reporting persons complied on a timely basis with all filing requirements applicable to them as of June 30, 2003.

Jack A. Pellicci did not file a timely Form 4 report with respect to the receipt of Common Stock options. Mr. Pellicci received a stock option grant for 35,000 shares on January 2, 2003. A Form 4 reporting this transaction was filed on June 27, 2003.

James C. Sargent did not file a timely Form 4 report with respect to the receipt of Common Stock options. Mr. Sargent received a stock option grant for 35,000 shares on January 2, 2003. A Form 4 reporting this transaction was filed on June 30, 2003.

James T. Womble did not file a timely Form 4 report with respect to the receipt of Common Stock options. Mr. Womble received a stock option grant for 30,000 shares on January 2, 2003. A Form 4 reporting this transaction was filed on July 2, 2003.

Michael A. Mulshine did not file timely Form 4 reports with respect to the purchase of the Company's Common Stock and the receipt of Common Stock options. Mr. Mulshine purchased 36,932 shares of Common Stock on January 1, 2003; 235,781 shares on January 14, 2003; 36,932 shares on February 1, 2003; 33,505 shares on

March 1, 2003; 35,714 shares on April 1, 2003; and 18,056 shares on May 1, 2003.
He received a stock option grant for 40,000 shares on January 2, 2003. A Form 4 reporting these transactions was filed on June 30, 2003.


                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors of the Company is composed of three independent Directors, as required by OTCBB listing standards. The members of the Audit Committee are Victoria V. Looney, James C. Sargent (Chairperson) and Robert M. Shapiro. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company's financial reporting process on behalf of the Board of Directors. Each year, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

         Management is responsible for the Company's financial statements and the financial reporting process, including internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with Management and Ernst & Young LLP, the Company's independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent auditors. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Ernst & Young LLP's judgments about the quality (not just the acceptability) of the Company's accounting principles as applied to financial reporting and whether Ernst & Young expressed itself as being satisfied that the Company's Accounting Staff was forthright and straightforward in answering all questions or comments which Ernst & Young posed to that Accounting Staff and that, in the expressed opinion of the independent auditors, there is no evidence of any lack of forthrightness on the part of the Company Accounting Staff.

         Ernst & Young LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young LLP that Firm's independence. The Audit Committee further considered whether the provision by Ernst & Young LLP of the non-audit services described elsewhere in this proxy statement is compatible with maintaining the auditors' independence.

         The Audit Committee has implemented policies and procedures for the pre-approval of all audit, audit-related, tax and permitted non-audit services for the Company. The Audit Committee has pre-approved certain audit, audit-related and tax services to be performed by Ernst & Young LLP. These pre-approved services include the annual audit and quarterly reviews of the Company's consolidated financial statements of the Company's periodic filings with the SEC, tax compliance services for the United States and other incidental tax advisory services. Additionally, the Audit Committee has directed Ernst & Young LLP not to perform any services for the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002.

         Effective June 20, 2003 the Company accepted the resignation of Ernst & Young LLP as the Company's independent auditors. The Company is in the process of evaluating other firms to replace Ernst & Young. A copy of Form 8-K, change in registrant's certifying accountants was filed with the Securities and Exchange Commission on June 27, 2003.

         The following table shows the fees billed to the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2002 and 2001.

                -----------------------------------------------------
                                             2002          2001
                -----------------------------------------------------
                   Audit Fees                 $75,747       $112,000
                -----------------------------------------------------
                   Audit-Related Fees              $0             $0
                -----------------------------------------------------
                   Tax Fees                   $24,750        $20,000
                -----------------------------------------------------
                   All Other Fees             $27,798        $63,000
                -----------------------------------------------------
                   Total                     $128,295       $195,000
                -----------------------------------------------------

         Audit Fees. This category includes: The audit of the Company's Annual Financial Statements; the timely review of the interim financial statements included in the Company's quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2002; and services that are normally provided by the independent auditors in connection with engagements for those fiscal periods. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

         Audit-Related Fees. This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include financial information systems design and implementation services rendered by Ernst & Young LLP.

         Tax Fees. This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

         All Other Fees. This category includes services rendered by Ernst & Young LLP in assisting the Company's in its regulatory filing requirements.

         The Audit Committee has determined that the rendering of tax services by Ernst & Young LLP is compatible with maintaining their independence.

         Based upon the Audit Committee's discussion with Management and with the independent auditors and the Audit Committee's review of the representation of Management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Board of Directors has directed the Audit Committee to evaluate the services of the Company's current Auditors and other reputable auditing firms, so as to assure the maximization of the Company's investment and support of its business objectives, and to assure optimally the best business practices in accounting and business stewardship are applied to the Company.

                                                     JAMES C. SARGENT
                                                     ----------------
                                                     James C. Sargent, Chair

                                                     VICTORIA V. LOONEY
                                                     ------------------
                                                     Victoria V. Looney, Member

                                                     ROBERT M. SHAPIRO
                                                     -----------------
                                                     Robert M. Shapiro, Member


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In November 2001, the Company entered into a Consulting Agreement with Osprey Partners, a company that is owned by Michael A. Mulshine. Under that agreement, Osprey was to provide services to the Company with regard to Shareholder and investor relations activities and for management consulting services. Under the agreement Osprey was to be paid a monthly retainer in the amount of $3,500, to be paid on the 1st of each month, starting on January 1, 2002; and was also issued 64,620 restricted common stock warrants, each warrant giving Osprey the right to purchase one fully paid and non-assessable share of restricted Common Stock at any time after they have vested, through November 28, 2011, at an exercise price of $0.72 per warrant. These warrants were to vest at the rate of 5,385 warrants on the first of each month for twelve months starting January 1, 2002. It is management's belief that the levels of compensation for services provided were favorable to the Company and were reasonably below market rates for such services.

         In September 2002, the Company's Board of Directors approved the retention of Mr. R. Barry Borden, then one of the Company's Directors, as a management consultant for a term of three months expiring December 31, 2002. Pursuant to this retention arrangement, the Company agreed to pay Mr. Borden a monthly amount of $5,000 for each month including an additional $5,000 for previous services.

         In October 2001, Laurence L. Osterwise, a former Director, loaned the Company $48,000 and $100,000 pursuant to convertible note and warrant agreements. The notes bear interest at 7% per annum and were originally due on December 3 and 11, 2001, respectively, but were extended to March 3 and 11, 2002. The notes are convertible into 240,000 and 500,000 shares of Common Stock, respectively, if not repaid at maturity. The notes have not been repaid. Mr. Osterwise was also granted warrants to acquire up to 24,000 and 50,000 shares of Common Stock at $.40 per share until October 4 and 12, 2005, in connection with the respective notes. The principal amount of the notes and accrued interest of $138,509 remain outstanding as of the date hereof.

         In December 2002 and January 2003, the Company entered into the following financing agreements with Mr. David R. Vey and/or related parties. Mr. Vey has been a Director of the Company since March 2003 and owns more than 5% of the outstanding Common Stock:

            o In December 2002, the Company issued an 8% convertible debenture and received proceeds of $100,000. The debenture matures on December 5, 2003 and is convertible at any time at the option of the holder into 1,000,000 shares of Common Stock until that date.

            o In January 2003, the Company issued an 8% convertible debenture and received proceeds of $120,000. The debenture matures on January 5, 2004 and is convertible at any time at the option of the holder into 2,000,000 shares of Common Stock until that date.

            o In January 2003, the Company received $700,000 in the form of a $100,000 convertible debenture and a $600,000 secured promissory note, each bearing interest at a rate of 7%, and which both mature on January 15, 2004. The Company may extend the maturity of each instrument for up to three additional years subject to required paydowns. The convertible debenture can be converted at the option of the holder into 10,000,000 shares of Common Stock. Additionally, the Company received $500,000 in March 2003, subject to certain conditions, in the form of a $400,000 secured promissory note and a $100,000 convertible debenture. These instruments have terms similar to those of the earlier January investment, and will mature in March 2004, subject to the Company's option to extend for three additional years by making required paydowns. This convertible debenture is convertible into 10,000,000 shares of the Company's Common Stock. The promissory notes are secured by a general lien on all of the assets of the Company.

         Mr. Vey was also entitled to appoint up to 30% of the members the Company's Board of Directors within 90 days after the date of the financing arrangement. Ms. Looney was elected to the Board at the request of Mr. Vey.

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total stockholder return on the Company's Common Stock for the period from December 31, 1997 through December 31, 2002 with the cumulative total return on (i) the "Nasdaq-US Index", and (ii) the "Nasdaq Computer & Data Processing Index." The comparisons assume the investment of $100 on December 31, 1997 in the Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. The Company has not paid any dividends on its Common Stock, and intends to retain future earnings, if any, to finance the expansion and growth of our business. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion. The performance graph is not necessarily indicative of future performance.

----------------------------------------------------------------------------------------------------------------
                                            12/31/97   12/31/98    12/31/99   12/31/00    12/31/01   12/31/02
----------------------------------------------------------------------------------------------------------------
SEDONA Corporation                           100.00      92.68      134.15      32.94       30.83       6.28
----------------------------------------------------------------------------------------------------------------
NASDAQ-US Index                              100.00     152.06      274.99     174.11      134.39      94.03
----------------------------------------------------------------------------------------------------------------
NASDAQ Computer & Data Processing Index      100.00     190.88      406.42     208.64      163.17     109.48
----------------------------------------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]


                                   PROPOSAL 2

          AMENDMENT TO THE COMPANY'S AMENDED ARTICLES OF INCORPORATION

         The Board of Directors of SEDONA recommends an amendment to the Company's Amended Articles of Incorporation to increase the authorized number of shares of common stock from one hundred million (100,000,000) to one hundred twenty-five million (125,000,000). Therefore, the Board of Directors proposes that Section 401 of Article IV of the Company's Amended Articles of Incorporation be amended to read in its entirety as follows:


                  "Section 401. Authorized Shares. The aggregate number of shares which the corporation shall have authority to issue is 128,000,000 shares, divided into 125,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), 2,000,000 shares of Class B Preferred Stock, par value $0.01 per share (the "Class B Preferred Stock") and 1,000,000 shares of Class A Preferred Stock, par value $2.00 per share (the "Class A Preferred Stock") (the Class A and Class B Preferred

                  Stock are hereinafter collectively referred to as the "Senior Stock"). Subject to the rights and preferences of the Class B Preferred Stock, the Board of Directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any series of the Class A Preferred Stock that may be desired to the extent not determined by the articles."


         Of the currently authorized shares of common stock, 53,583,075 were outstanding as of May 30, 2003 and a further 40,636,822 are reserved for issuance pursuant to outstanding options, warrants and other securities convertible into shares of common stock. As a result, the Company has only 5,780,103 unreserved shares of common stock available for issuance.

         The Board of Directors believes that the proposed amendment to the Company's Amended Articles of Incorporation is desirable because the larger number of authorized common stock will provide the Company with more financial flexibility. The additional shares of the Company's common stock authorized pursuant to the amendment could be issued in connection with future acquisitions, stock splits, stock dividends, equity financings, employee benefit plans and other corporate purposes at the discretion of the Board of Directors without further action by the Company's stockholders, except as required by applicable law, regulation or rule.


         Although the proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations, and not by the threat of any attempt to accumulate shares and gain control of the Company, stockholders nevertheless should be aware that the additional shares of the Company's common stock that would become available for issuance if this proposal is adopted could also be used by the Company to oppose a hostile takeover attempt, or delay or prevent changes of control in the Company or changes in or removal of management of the Company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who oppose a takeover or favor the current Board and management. Such issuances may prevent transactions that are favored by the majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over the market price or benefit in some other manner. In addition, the issuance of shares of the Company's common stock may, in certain situations, dilute the present equity ownership position of current stockholders. As of the date of this proxy statement, the Company has no plans or commitments that would involve the issuance of the additional shares, other than issuances upon the exercise or conversion of outstanding options, warrants and other securities and upon exercise of options to be granted under the Company's employee stock plans.

Recommendation of the Board; Vote Required for Approval

         The Company's Board of Directors has determined that the proposed amendment to the Amended Articles of Incorporation are advisable and recommends that you vote "FOR" Proposal 2.

         The approval of this proposed amendment to the Amended Articles of Incorporation will require the favorable vote of the holders of a majority of the outstanding Series A, Class A preferred stock and common stock, voting together as a single class.


                         COST OF SOLICITATION OF PROXIES

         The Company will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or facsimile by Directors, Officers or regular employees of the Company without any special remuneration, or by a professional proxy solicitation organization engaged by the Company.

                                  OTHER MATTERS

         Management does not intend to present, and does not have any reason to believe that others will present, any matters or items of business at the Meeting or any adjournment thereof other than those specifically set forth in the Notice of Annual Meeting. If any other matters are properly presented for a vote at the Meeting, however, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

                              SHAREHOLDER PROPOSALS

         Any Shareholder who, in accordance with and subject to the provisions of the rules of the Commission and applicable laws of the Commonwealth of Pennsylvania, wishes to submit a proposal for inclusion in the Company's Proxy Statement for its next Annual Meeting of Shareholders, must deliver such proposal, in writing, to the attention of the Secretary of the Company at the Company's principal executive offices at 1003 West 9th Avenue, Second Floor, King of Prussia, PA 19406, not later than January 15, 2004.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's 2002 Annual Report to Shareholders is being transmitted herewith. Shareholders are referred to the Annual Report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and does not form a part of the proxy solicitation materials.


THE ANNUAL REPORT INCLUDES, AMONG OTHER INFORMATION, THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. ADDITIONAL COPIES OF THE FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, DIRECTED TO SEDONA CORPORATION, ATTENTION: CORPORATE SECRETARY, AT 1003 WEST 9TH AVENUE, SECOND FLOOR, KING OF PRUSSIA, PA 19406.



                                            By Order of the Board of Directors,

                                            ANITA M. PRIMO
                                            Secretary

July 18, 2003

                               SEDONA Corporation
            Proxy for Annual Meeting of Shareholders August 22, 2003

         The undersigned hereby appoints DAVID R. VEY and ANITA M. PRIMO or either of them acting in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of SEDONA Corporation, to be held on Friday, August 22, 2003, and at any adjournments thereof, to vote the shares of stock that the signer would be entitled to vote if personally present as indicated below and on the reverse side hereof and on any other matters brought before the meeting, all as set forth in the Proxy Statement of SEDONA Corporation, dated July 18, 2003, receipt of which is hereby acknowledged.

                     Please date, sign, and return promptly.
           This proxy is solicited on behalf of the Board of Directors of SEDONA Corporation

1.   ELECTION OF DIRECTORS: Nominees:   Marco A. Emrich, Victoria V. Looney,
                                        Jack A. Pellicci, James C. Sargent
                                        Robert M. Shapiro, David R. Vey
                                        and James T. Womble.

     [__] FOR all nominees.         [__] WITHHOLD authority for all nominees.   [__] WITHHOLD authority for the following nominee(s)
                                                                                     and vote FOR all other nominees.



2. To increase the authorized number of shares of common stock from one hundred million to one hundred twenty-five million.

     [__] FOR     [__] AGAINST      [__] ABSTAIN

The Board of Directors recommends that you vote FOR all nominees and FOR the increase in authorized shares.

Your signature(s) on this form of proxy should be exactly as your name and/or names appear on this proxy. If the stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee, or guardian, please give full title.


Dated:                               2003
      ------------------------------



                                                     ---------------------------
                                                             Signature


                                                     ---------------------------
                                                             Signature



The shares represented by this proxy will be voted as directed by the shareholder. If no direction is given when the fully executed proxy is returned, such shares will be voted in accordance with the recommendations of the Board of Directors FOR all nominees, and FOR the increase in authorized shares.